                                                                   EXHIBIT 23.1



                         TOURVILLE, SIMPSON & HENDERSON


                          CERTIFIED PUBLIC ACCOUNTANTS

                              1615 Pickens Street
                         Columbia, South Carolina 29202
                                 (803) 252-3000




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We hereby consent to the incorporation by reference of our report dated November 30, 1998, relating to the financial statements of First Capital Bancshares, Inc., in the Registration Statement on Form SB-2, filed by First Capital Bancshares, Inc. on December 22, 1998, and to the reference to our firm therein under the caption, "Experts."


                                        TOURVILLE SIMPSON AND HENDERSON

                                        By:    /s/ William E. Tourville
                                           ------------------------------
                                               William E. Tourville


Columbia, South Carolina
December 21, 1998